EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-166173, 033-46124, 333-25129, and 333-78879) and Form S-3 (No. 333-204080) of GEE Group, Inc. f/k/a General Employment Enterprises, Inc. ("GEE") of our report dated December 22, 2016, relating to the consolidated financial statements of GEE, which appears in the Form 10-K of GEE for the year ended September 30, 2016.

/s/ Friedman LLP

Marlton, New Jersey

December 22, 2016